Exhibit 10.1

EXECUTION VERSION

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is made and entered into as of May 24, 2018, by and between Hunt Companies, Inc. (“Licensor”) and Five Oaks Investment Corp., a Maryland corporation (“Licensee”).

RECITALS

WHEREAS, Licensor is the owner of the service mark, corporate name and trade name “Hunt”, U.S. Registration Nos. 4,547,076 and 4,542,933; as well as trademark “H”, U.S. Registration No. 3,655,785 and, in each case, all common-law rights related thereto (collectively, the “Licensed Marks”);

WHEREAS, Licensee is a real estate finance company that conducts its operations as a real estate investment trust (the “Licensee Business”);

WHEREAS, Licensee and Hunt Investment Management, LLC, a subsidiary of Licensor (the “Manager”) entered into that certain Management Agreement dated as of January 18, 2018 (as the same may be amended, modified or otherwise restated, the “Management Agreement”), pursuant to which, Licensee engaged the Manager to act as the manager of Licensee; and

WHEREAS, Licensee desires to brand the Licensee Business using the Licensed Marks and Company Name (as defined below), and Licensor is willing to permit Licensee to use the Licensed Marks and Company Name, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I

GRANT OF RIGHTS; SUBLICENSING

Section 1.1            License Grant.

(a)          Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable (subject to Article IX), worldwide license to use the Licensed Marks during the Term of this Agreement, solely (i) as a trademark, in connection with the Licensee Business or (ii) as part of the corporate name or trade name “Hunt Companies Finance Trust,” “Hunt Companies Finance Trust, Inc.,” or “HCFT” (including in the form set forth on Schedule A hereto) (collectively, the “Company Name”). For clarity, the license in this Section 1.1(a) covers only the exact Company Name; Licensee shall have no right to use (A) the Licensed Marks standing alone, (B) any new trademark, corporate name or trademark containing the Licensed Marks or (C) any modification, stylization or derivative of the Company Name, in each case, without the prior written consent of Licensor in its sole discretion.

(b)          Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable (subject to Article IX), worldwide license to use the Licensed Marks, during the Term of this Agreement, as part of the domain names HCFT.com, Huntcompaniesfinancetrst.com, Huntcompaniesfinancialtrust.com and Huntcft.com (collectively, the “Domain Names”). For clarity, the license in this Section 1.1(b) covers only the exact Domain Names; Licensee shall have no right to use (i) the Licensed Marks standing alone or (ii) any domain name containing the Licensed Marks other than the Domain Names, in each case, without the prior written consent of Licensor in its sole discretion.

Section 1.2           Sublicensing. Licensee shall not sublicense its rights under this Agreement except to a current or future subsidiary of Licensee; provided, that (a) prior written notice of such sublicensing shall be provided to Licensor, (b) no such subsidiary shall use the Licensed Marks as part of a name other than its name or the Company Name and (c) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a subsidiary of Licensee, (y) this Agreement terminates for any reason or (z) Licensor gives notice of such termination. Licensee shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by Licensee.

Section 1.3           Subsidiaries. Neither Licensee nor any of its current or future subsidiaries shall use any trademark, corporate name, trade name or logo of Licensor (other than the Licensed Marks) without the prior written consent of Licensor in its sole discretion.

Section 1.4            Reservation of Rights. All rights not expressly granted to Licensee in this Agreement are reserved to Licensor.

Article II

OWNERSHIP

Licensee acknowledges and agrees that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Licensed Marks. Licensee agrees not to do anything inconsistent with such ownership, including (i) filing to register any trademark or service mark containing the Licensed Marks or anything confusingly similar thereto or (ii) directly or indirectly challenging, contesting or otherwise disputing the validity or enforceability of, or Licensor’s ownership of or right, title or interest in, the Licensed Marks (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Licensed Marks arising from Licensee’s or any applicable sublicensee’s use of the Licensed Marks shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee or any permitted sublicensee is deemed to own any rights in the Licensed Marks, Licensee hereby irrevocably assigns (or shall cause such sublicensee to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.

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Article III

REGISTRATION

Licensor agrees that Licensee (and any permitted sublicensee) may register or may have registered the Company Name as a corporate name; provided, in each case that such registration shall not grant Licensee any interest in the Licensed Marks. Licensee has not and shall not register a domain name or a social media identifier containing or comprising the Licensed Marks without Licensor’s prior written consent, which shall not be unreasonably withheld, provided, that, (a) at Licensor’s option, Licensee may serve as the registrant or owner of record of such domain name or social media identifier, and (b) if Licensor allows Licensee to serve as the registrant or owner of record of such domain name or social media identifier, such registration shall not grant Licensee any interest in the Licensed Marks.

Article IV

USE OF COMPANY NAME AND LICENSED MARKS

Section 4.1           Quality Control. Licensee and its permitted sublicensees shall use the Licensed Marks, Company Name, Domain Names and the ticker symbol “HCFT” (the “Ticker Symbol”) in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever any of the same are used. Licensee shall not take any action that could reasonably be expected to be detrimental to the Licensed Marks or the goodwill associated therewith. Licensee shall use with the Licensed Marks, Company Name, Ticker Symbol and Domain Names any applicable trademark notices as may be requested by Licensor or required under applicable laws, regulations, stock exchange and other rules (“Laws”) and reputable industry practice.

Section 4.2          Samples. Upon request by Licensor, Licensee shall furnish to Licensor representative samples of all advertising and promotional materials that use the Licensed Marks, Company Name, Ticker Symbol or Domain Names, in any media or format. Licensee shall make any changes to such materials that Licensor requests to comply with Section 4.1, or to preserve the validity of Licensor’s rights in the Licensed Marks.

Section 4.3          Compliance with Laws. Licensee shall, at its sole expense, comply at all times with all applicable Laws and reputable industry practice pertaining to the Licensee Business and the use of the Licensed Marks, Company Name, Ticker Symbol and Domain Names.

Article V

TERM AND TERMINATION

Section 5.1           Term. The term of this Agreement (“Term”) commenced on May 17, 2018 and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Article V.

Section 5.2            Termination for Convenience. Either party may terminate this Agreement for any reason upon 90 days’ prior written notice to the other party.

Section 5.3           Termination for Breach. If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days after written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if (a) Licensee violates or attempts to violate Article IX or (b) a sublicensee materially breaches its sublicense in a manner that harms the Licensed Marks or Company Name, and (i) such sublicensee does not cure same within 15 days after notice from Licensor to Licensee or (ii) Licensee does not terminate such sublicense within 15 days after notice from Licensor.

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Section 5.4           Termination of Management Agreement. This Agreement shall terminate automatically without notice and immediately if (a) Manager or another affiliate of Licensor is no longer acting as manager to Licensee under the Management Agreement or a similar agreement, or (b) if the Manager is no longer an affiliate of Licensor. Upon notification of termination or non-renewal of the Management Agreement by Licensee to Manager, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from date of such notification. The term “affiliate” as used herein shall have the meaning given to such term in the Management Agreement.

Section 5.5          Termination for Bankruptcy. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) Licensee makes an assignment for the benefit of creditors; (b) Licensee admits in writing its inability to pay debts as they mature; (c) a trustee or receiver is appointed for a substantial part of Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Licensed Marks, Company Name and Domain Names (and Ticker Symbol, to the extent permitted by applicable Law) while Licensee attempts to remedy the situation.

Section 5.6            Effect of Termination; Survival. Upon termination of this Agreement for any reason, (a) Licensee shall immediately, except as required by Law, (i) cease all use of the Licensed Marks, Company Name and Domain Names, (ii) at Licensor’s option, cancel or transfer to Licensor any corporate names, domain names or social media identifiers (and all registrations therefor), (iii) cease all use of the Ticker Symbol and (iv) destroy (or delete the Licensed Marks, Company Name, Domain Names and Ticker Symbols from) all existing materials in any media in its possession or control and bearing the Licensed Marks, Company Name, Domain Names or Ticker Symbols, in each case, at Licensee’s expense; and (b) the parties shall cooperate so as to best preserve the value of the Licensed Marks and Company Name. Article 3, this Section 5.6, Sections 7.2 and 7.3, and Articles VIII, IX and X shall survive termination of this Agreement.

Article VI

INFRINGEMENT

Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Licensed Marks, Company Name, Domain Names or Ticker Symbol. Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in same, at Licensor’s expense.

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Article VII

REPRESENTATIONS AND WARRANTIES; LIMITATIONS

Section 7.1            Each party represents and warrants to the other party that:

(a)          This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b)         The warranting party is not subject to any judgment, order, injunction, decree or award that would interfere with its performance of any of its obligations hereunder; and

(c)          The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 7.2           EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE LICENSED MARKS, THE COMPANY NAME, DOMAIN NAMES AND TICKER SYMBOL AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE LICENSED MARKS IS ON AN “AS-IS” BASIS.

Section 7.3           EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article VIII

INDEMNIFICATION

Section 8.1          Indemnity by Licensee. Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and its and their respective directors, officers, employees, agents and representatives from any losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Licensed Marks, Company Name, Domain Names or Ticker Symbol, other than as explicitly authorized by this Agreement, Infringes the rights of a third party.

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Section 8.2           Indemnification Procedure. Licensor will promptly notify Licensee in writing of any indemnifiable claim and as promptly as practicable tender its defense to Licensee. Any delay in such notice will not relieve Licensee from its obligations to the extent it is not prejudiced thereby. Licensor will cooperate with Licensee at Licensee’s expense in the defense of any indemnified claim. Licensee may not settle any indemnified claim without Licensor’s prior, written consent, in Licensor’s sole discretion. Licensor may participate in its defense of an indemnified claim with counsel of its own choice at its own expense.

Article IX

ASSIGNMENTS

Licensee may not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Licensed Marks or Company Name (or assume this Agreement in bankruptcy), in whole or in part, without the prior written consent of Licensor in its sole discretion, except for an assignment outside of bankruptcy to a successor organization that is solely the result of a name change by Licensee. For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity or whether such transaction constitutes an assignment under applicable Law. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Article X

MISCELLANEOUS

Section 10.1         Notice. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the following business day, or (iii) delivered by facsimile transmission or electronic mail, when received:

LICENSOR:	LICENSEE:

Hunt Companies, Inc.	Five Oaks Investment Corp.
980 North Michigan Avenue, Suite 1150	230 Park Avenue, 19th Floor
Chicago, Illinois 60611	New York, New York 10169
Attention: General Counsel	Attention: Chairman, Audit Committee, Board of Directors
Email: [xxxx]@huntcompanies.com

Section 10.2         Integration. This Agreement and Schedule herewith contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding (including, without limitation, any prior agreements between the Licensee and Manager), with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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Section 10.3          Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 10.4         Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THISAGREEMENT, AND TO THE LAYING OF VENUE IN ANY SUCH COURT.

Section 10.5       Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT.

Section 10.6         No Waiver; Cumulative Remedies. No failure or delay by a party hereto to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.7         Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of this Agreement, and all matters incident thereto.

Section 10.8         Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 10.9         Counterparts. This Agreement may be executed by the parties to this Agreement in any number of separate counterparts (including by .pdf or facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

HUNT COMPANIES, INC.

By:	/s/ Kara E. Harchuck
Name:	Kara E. Harchuck
Title:	Executive Vice President / General Counsel

FIVE OAKS INVESTMENT CORP.

By:	/s/ Michael Larsen
Name:	Michael Larsen
Title:	President

[Signature Page to IP License Agreement]

SCHEDULE A